UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 30, 2020, Griffin Industrial Realty, Inc. (“Registrant” or the “Company”) closed its consent solicitation, as detailed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 28, 2020 (the “Proxy Statement”).

Pursuant to the Proxy Statement, the Company requested that the holders of common stock of the Company provide their consent to and approve the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Griffin Industrial Maryland, Inc., a Maryland corporation and the Company’s wholly-owned subsidiary (“Griffin Maryland”), and Griffin Industrial Maryland, LLC, a Maryland limited liability company and a wholly-owned subsidiary of Griffin Maryland (“Griffin Maryland Sub”), pursuant to which the Company will merge with and into Griffin Maryland Sub (the “Merger”), with Griffin Maryland Sub surviving as the surviving entity and a wholly-owned subsidiary of Griffin Maryland, and all of the transactions contemplated by the Merger Agreement, including the Merger (collectively, the “Reincorporation Proposal”).

The Reincorporation Proposal was approved with 3,206,746 consents for, 507,447 consents withheld and 83 abstentions. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: December 2, 2020